 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 350-4364

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2021, Tamara A. Seymour was appointed to the Board of Directors (the “Board”) of Kintara Therapeutics, Inc. (the “Company”). In connection with Ms. Seymour’s appointment, John Liatos submitted his resignation from the Board, effective as of April 29, 2021. Mr. Liatos’s resignation was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. Mr. Liatos will continue in his role as Senior Vice President of Business Development of the Company.

Ms. Seymour, age 62, has served as a member of the board of directors and audit committee of Artelo Biosciences, Inc. (Nasdaq: ARTL), a clinical stage biopharmaceutical company, since March 2021. Previously, she served as a member of the board of directors and Chair of the audit committee of Beacon Discovery, Inc., a drug discovery company, from September 2018 until its acquisition by Eurofins Scientific in March 2021. Ms. Seymour served as Interim Chief Financial Officer of Immunic, Inc. (Nasdaq: IMUX), a clinical stage drug development company from April 2019 to August 2019. She was Chief Financial Officer of Signal Genetics, Inc. (Nasdaq: SGNL), a molecular diagnostics company, from August 2014 to February 2017. Ms. Seymour is a Certified Public Accountant (inactive). She received an MBA, with an emphasis in Finance, from Georgia State University, and a bachelor's degree in Business Administration, with an emphasis in Accounting, from Valdosta State University. Ms. Seymour also participated in an executive management program at Kellogg Graduate School of Management at Northwestern University.

Ms. Seymour will serve as a director on the Board until the 2021 annual meeting of the Company’s stockholders or until her successor is elected and qualified, subject to her earlier resignation or removal. In connection with her appointment, Ms. Seymour was granted an option to purchase 75,000 shares of the Company’s common stock with an exercise price of $1.37 per share, with one-third vesting on the first anniversary of the date of grant and the remaining options vesting in eight equal quarterly installments thereafter, subject to Ms. Seymour’s continued service to the Company. The option grant is subject to the terms and conditions of the Company’s 2017 Omnibus Equity Incentive Plan, as amended, and the related stock option agreement. Ms. Seymour will also be compensated pursuant to the Company’s standard practice for non-employee directors, including an annual retainer for her service on the Board.

There are no family relationships between Ms. Seymour and any other executive officers or directors of the Company. There is no arrangement or understanding between Ms. Seymour and any other persons pursuant to which Ms. Seymour was selected as a director. In addition, Ms. Seymour is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date: May 3, 2021	By:	/s/ Scott Praill
Name: Scott Praill Title: Chief Financial Officer